Exhibit 99

Z Trim Sees Benefit in Move to OTC Trading Arena

Anticipates More Control, Fewer Encumbrances via Voluntary Amex Departure

MUNDELEIN, Ill., Aug. 13 /PRNewswire-FirstCall/ -- In a move that will improve management control of the company, Z Trim Holdings, Inc. (Amex: ZTM - News) announced today that it intends to file an application with the Securities and Exchange Commission concerning its voluntary withdrawal of its common stock from listing on the American Stock Exchange and seeking withdrawal of registration of its common stock under Section 12(b) of the Securities Exchange Act of 1934. Z Trim anticipates that the application with the SEC will be filed on Monday August 25, 2008 and the voluntary withdrawal will take effect on Thursday September 4, 2008. The Company is currently working with a sponsoring market maker to complete the process to qualify trades in the Company's common stock to be quoted on the Over-the-Counter Bulletin Board.

"The Board of Directors and management of this company continue to take positive steps toward righting our course," said Z Trim President Steve Cohen. "We are in the process of evaluating and implementing a broad spectrum of beneficial strategies toward that end," he added. "As regards the public trading of our stock, we began as an over-the-counter issue and our current management believes the OTC arena is, at this time, the better fit for us. After lengthy consideration, our Board and management unanimously agree that this is in the best interests of our shareholders."

The decision follows an examination undertaken by Z Trim management comparing the types of benefits generally realized by a listing on Amex versus the status of Z Trim Holdings currently.

"While there are benefits of an Amex listing for companies that fit a particular profile, we are realizing no particular benefit at this point in our life cycle," said Brian Chaiken, the company's Chief Financial Officer. "The direct and indirect costs of such a listing in terms of finance, working capital, human resources and time can be more efficiently managed as an OTC company. Significantly, this move allows us to more quickly and easily gain access to financing for working capital."

The Company successfully resolved a prior finding of deficiency by Amex in regard to reporting inaccuracies. According to Amex, new and unrelated deficiencies stemming from historical financial performance remain.

"We recognize that at first glance this move from Amex may not appear to be positive to all," Cohen said. "After thorough examination of all information before us, however, it is readily apparent that the added expenses relating to maintaining our listing status do not fit with current management's goal of concentrating all of our resources on building our business," he added. "We are committed to executing our business model, achieving profitability and maximizing shareholder value. As we continue to successfully execute our plans, we will reconsider joining an exchange."

"We're appreciative of Amex and its staff for their service over the past several years," Cohen said. "We believe we will ultimately regain compliance with listing standards regarding financial performance, irrespective of our listing status," he added.

ABOUT Z TRIM®

Z Trim, http://www.ztrim.com, is a natural, multifunctional fiber ingredient and emulsifier made from the hulls of corn. Because Z Trim is non- caloric, replacement of added fats with Z Trim can achieve up to 80% calorie reduction in many foods without negatively affecting taste or texture, and can substantially reduce harmful trans and saturated fats found in many foods. Z Trim is a versatile product that can serve as a fat replacement, thickening agent or emulsifier with texturization, binding, shaping, suspension, water control and pH balance attributes. Z Trim represents a natural and frequently cost competitive alternative to many of the oils, gums and starches it can replace. Z Trim has wide application in dairy products, dressings, dips, sauces, baked goods, processed meats, snack foods, cookies, pies, cakes, icings, brownies, bars, ice cream, milk shakes and many other foods.

Forward-Looking Statements and Risk Factors

Certain statements in this press release are "forward.looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements involve a number of risks, uncertainties and other factors that could cause actual results, performance or achievements of Z Trim Holdings to be materially different from any future results, performance or achievements expressed or implied by these forward.looking statements. Other factors, which could materially affect such forward.looking statements, can be found in our filings with the Securities and Exchange Commission at www.sec.gov, including risk factors relating to our history of operating losses, that our auditors have expressed substantial doubt regarding our ability to continue as a going concern, that we are currently deficient with respect to Amex' continued listing standards due to going concern issues, lack thus far of significant market acceptance of our products, the fact that we may dilute existing shareholders through additional stock issuances, and our reliance on our intellectual property. Investors, potential investors and other readers are urged to consider these factors carefully in evaluating the forward.looking statements and are cautioned not to place undue reliance on such forward.looking statements. The forward.looking statements made herein are only made as of the date of this press release and we undertake no obligation to publicly update such forward.looking statements to reflect subsequent events or circumstances.

Contact: Brian Chaiken

Voice: 847-549-6002

Email: Brian.Chaiken@ztrim.com

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